                                                                  EXHIBIT 4.3(H)

     THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

                SECOND AMENDMENT TO THE LICENSE AGREEMENT BETWEEN
                          VERNALIS DEVELOPMENT LIMITED
                                       AND
                            ENDO PHARMACEUTICALS INC.
                               DATED JULY 14, 2004

This Second Amendment to the License Agreement by and between Vernalis Development Limited ("Vernalis") and Endo Pharmaceuticals Inc. ("Endo") (the "Second Amendment") is effective as of December 12, 2005.

WHEREAS, Vernalis and Endo entered into a License Agreement dated July 14, 2004 as amended by a letter agreement dated January 31, 2005 (the "License"), whereby Vernalis licensed to Endo certain rights to the Product; and

WHEREAS, Vernalis and Endo wish to further amend the License to address the Commercialisation of the Product in Canada;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Unless set forth herein, the capitalized terms contained in this Second Amendment shall have the meanings set forth in the License.

2. The following Definitions shall be added to the License as follows:

     1.1.5A "CANADIAN TRADEMARK" - any name, mark or logo, to be used, registered, owned and maintained by Endo in Canada in association with the Product.

     1.1.96.1 "CANADIAN TERRITORY" - Canada.

     1.1.96.2 "MEXICAN TERRITORY" - Mexico

     1.1.96.3 "US TERRITORY" - the United States of America, its territories and possessions and the Commonwealth of Puerto Rico and the following existing Definitions shall be deleted and replaced in their entirety as follows:

     1.1.82 "REGISTERED TRADEMARKS" US Federal Trademark Registration No. 2,828,476 registered on March 30, 2004 for FROVA.

     1.1.37 "ENDO TRADE MARKS" (i) the name and mark ENDO and the associated Endo logo, (ii) the Canadian Trademark and (iii) any other trade marks other than the

          Vernalis Trade Marks used in relation to Products owned by or licensed to Endo during the term of this Agreement which are the subject of clause 13.1

3. Clause 3.1 of the License is amended to add the following sentence to the end of such clause:

     "Vernalis further grants to Endo and its Affiliates from the date of this Second Amendment a sole and exclusive (even as against Vernalis) license to make, have made, use, Commercialise and have Commercialised the Product under the Canadian Trademark in the Canadian Territory."

4. Clause 6.1.2 and 6.1.3 of the License is amended such that the terms therein apply only to Product in the "US Territory." Clause 6.1.2.1 is hereby added as follows:

     "Upon the later of (i) thirty (30) days following the conclusion of an agreement between Endo and a marketing partner in relation to the Canadian Territory or (ii) six (6) months prior to the first commercial sale of Product in Canada, Endo shall provide to Vernalis a marketing plan for the period commencing on the anticipated date of commencement of marketing activity in the Canadian Territory and ending on the last day of that Year, and thereafter no later than one month prior to the lst day of each Year after which such marketing activity has been initiated, an Annual Marketing Plan and Budget for the Canadian Territory, which shall contain the information set forth in Schedule 9."

5.   The table in Section 9.1 is hereby deleted and replaced with the following:

YEARS                    2006   2007   2008   2009   2010
-----                    ----   ----   ----   ----   ----
Maximum no. of Details   ***    ***    ***    ***    ***
to be reimbursed

% of Cost per Detail     ***    ***    ***    ***    ***
where all Vernalis
Specialty Sales
Personnel Detail only
the Product

% of Cost per Detail     ***    ***    ***    ***    ***
where any Vernalis
Specialty Sales
Personnel Detail one
or more other products

6. Clause 11.9.1 of the License is amended to substitute "Territory" with "US Territory." The following sentence shall be added to the end of Clause 11.9.1:

     "Notwithstanding the foregoing, under no circumstances shall royalties be payable on Net Sales of Product in the Canadian Territory on or before December 31, 2006."

7. The first line of Clause 11.9.2 of the License is deleted in its entirety and replaced with the following:

     "If Marketing Authorisation for Product for the MAM indication has not been approved in the US Territory, then royalties for Product sold in the US Territory shall be calculated as follows:"

     The remainder of Clause 11.9.2 is amended by substituting "Territory" with "US Territory" throughout.

8. The first line of Clause 11.9.3 of the License is deleted in its entirety and replaced with the following:

     "If Marketing Authorisation for Product for the MAM indication has been approved in the US Territory, then royalties for Product sold in the US Territory shall be calculated as follows for Net Sales subsequent to the effective date of such Marketing Authorisation in the US Territory:"

     The remainder of Clause 11.9.3 is amended by substituting "Territory" with "US Territory" throughout.

9.   The License is amended to add a new Clause 11.9.4 as follows:

     "If Marketing Authorisation for Product for the MAM indication has not been approved in the Canadian Territory, then royalties for Product sold in the Canadian Territory shall be calculated as follows:

     royalty = A + B + C + D + E

     where,

     A equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is less than or equal to ***;

     B equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than *** and less than or equal to ***;

     C equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than *** and less than or equal to ***;

     D equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than *** and less than or equal to ***; and

     E equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than ***."

10.  The License is amended to add a new Clause 11.9.5 as follows:

     "If Marketing Authorisation for Product for the MAM indication has been approved in the Canadian Territory, then royalties for Product sold in the Canadian Territory shall be calculated for Net Sales subsequent to the effective date of such Marketing Authorisation in the Canadian Territory as follows:

     royalty = A + B + C + D + E
     where,

     A equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is less than or equal to ***;

     B equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than *** and less than or equal to ***;

     C equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than *** and less than or equal to ***;

     D equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than *** and less than or equal to ***; and

     E equals *** of that portion of aggregate Net Sales of Product in the Canadian Territory, which, during the Year in question, is greater than ***."

11. Clause 11.12 of the License is amended to include a new section (iii) following the definition of Endo Developed MAM Trade Marks; as follows:

     "(iii) the Canadian Trademark, the Endo Developed MAM Trade Marks and Canadian Trademark together referred to as the "Endo Developed MAM/Canadian Trade Marks.

     All subsequent references to the "Endo-Developed MAM Trade Marks" shall be substituted by the "Endo-Developed MAM / Canadian Trade Marks."

12. Clause 13.1 of the Licence is deleted in its entirety and replaced with the following (emphasis added to reflect the changes made in this Second Amendment):

     "The Product for the indication of migraine existing at the Closing Date shall be promoted, advertised and sold in the Territory under and using the Vernalis Trade Marks and the ENDO name, mark and associated logo (or successor mark or logo), save in respect of the Canadian Territory, where such Product shall be promoted, advertised and sold under and using the Canadian Trademark and the ENDO name, mark and associated logo (or successor mark or logo). Endo shall use the symbol "(R)" in conjunction with the Registered Trade Marks. If at any time Endo decides that it wishes to use a trade mark other than the Vernalis Trade Marks, the Canadian Trademark and the ENDO name, mark and associated logo (or successor thereto) in relation to the MAM Product in the Territory or in relation to Product for any indication other than the indication of migraine existing at the Closing Date or in relation to a Combination Product or a Product Enhancement, Endo shall give written notice to Vernalis specifying the proposed trade mark. Endo shall make filings for proposed trade mark in respect of Product in the countries of the Territory."

13. Clause 18.1 shall be amended to include an additional clause 18.1.7.1 as follows:

     "transfer to Vernalis the Canadian Trademark and all goodwill arising from use of the Canadian Trademark in the Territory."


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

14. All other terms and conditions of the License remain in full force and effect as originally written therein.

     IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the first date written above.

                                        ENDO PHARMACEUTICALS INC.


                                        By: /s/ PETER LANKAU
                                            ------------------------------------
                                        Name: Peter Lankau
                                        Title: President and CEO


                                        VERNALIS DEVELOPMENT LTD.


                                        By: /s/ JOHN A. D. SLATER
                                            ------------------------------------
                                        Name: John A D Slater
                                        Title: Director


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